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                                                                  Exhibit 4.2(A)

            THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                          SUBORDINATED PROMISSORY NOTE

      $                                                                  ,
       ------------                                         -------------  -----
                                                               Chico, California

      FOR VALUE RECEIVED, FAFCO, Inc., a California corporation (the "Company") promises to pay to _________________ ("Lender"), or its registered assigns, the principal sum of ___________________ __________ Dollars ($___________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to the Interest Rate, as defined below, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the third anniversary of the date hereof (the "Payment Date"). Accrued interest shall be payable on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2002, the last payment of any accrued and unpaid interest to be made together with payment of the principal on the Payment Date [Check with Alex: may want to accrue and pay at maturity]. This Note may be prepaid only in accordance with Section 4 below.

      This Note is issued pursuant to a Subordinated Note and Warrant Purchase Agreement dated as of December __, 2001 (the "Purchase Agreement") between the Company and the purchasers listed on the Schedule of Purchasers to such Purchase Agreement, and is subject to the terms and provisions of the Purchase Agreement, a copy of which may be obtained from the Company at its principal executive offices.

      The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

      1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

                  (a) "Articles" shall mean the Articles of Incorporation of Company, as amended and/or restated from time to time.

                  (b) "Company" includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of Company under this Note.
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                  (c)   "Event of Default" has the meaning given in Section 2
hereof.

                  (d) "Interest Rate" shall initially mean a rate of ten percent (10.0%) per annum, and for all periods after the first anniversary of date of this Note, a rate of twelve percent (12.0%) per annum.

                  (e) "Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

                  (f) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

      2. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note.

            (a) Failure to Pay. The Company shall fail to pay any principal, interest or other payment due hereunder within ten (10) days of Company's receipt of Lender's written demand; or

            (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

            (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement.

      3. RIGHTS OF LENDER UPON DEFAULT. Upon the occurrence or existence of an Event of Default described in Paragraph 2(a) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Company, declare all outstanding amounts payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 2(b) and 2(c), immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable, without presentment,

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demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

      4. PREPAYMENT. Upon ten (10) days prior written notice to Lender, the Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by the accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

      5. REPRESENTATIONS AND WARRANTIES OF LENDER. In addition to the representations and warranties contained in Section 4 of the Purchase Agreement, by its acceptance hereof, the Lender represents and warrants to Company that:

            (a) Securities Law Compliance. Lender has been advised that this Note has not been registered under the Securities Act of 1933, as amended (the "Act") and, therefore, cannot be resold unless it is registered under the Act and qualified under applicable state securities laws or unless an exemption from such registration and qualification requirements is available. Lender is aware that Company is under no obligation to effect any such registration and qualification with respect to this Note or to file for or comply with any exemption from registration and qualification. Lender has not been formed solely for the purpose of making this investment and is acquiring this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Act.

            (b) Access to Information. Lender acknowledges that Company has given Lender access to all documents and other information required for Lender to make an informed decision with respect to the purchase of this Note.

      6.    SUBORDINATION.

            (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan, equipment lease or similar facility.

            (b) The Company agrees and the holder of this Note, by acceptance hereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such

                                      -3-
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Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 6(b)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

            (c) This Section 6 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

      7. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. AMENDMENTS WITH CONSENT OF HOLDERS. With the written consent of the Holders of not less than a majority in principal amount of outstanding Notes issued pursuant to the Purchase Agreement, the Company may amend this or any other Note by executing and delivering to the Lenders an amendment thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights of the Lenders; provided, however, that no such amendment shall, without the consent of the Lender of this Note affected thereby, change the maturity of the principal of, [or any installment of interest on,] [Check with Alex] the Note, or reduce the principal amount thereof or the interest thereon or payable upon the redemption thereof or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the Redemption Date).

      9. TRANSFER OF THIS NOTE. Transfers of this Note may only be made in compliance with the provisions of the Purchase Agreement, which are incorporated herein by reference. With respect to any offer, sale or other disposition of this Note, Lender will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Lender's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note, all in accordance with the

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terms of the notice delivered to Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Lender is not reasonably satisfactory to Company, Company shall so notify Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

      10. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, other than by operation of law (such as in a merger), in whole or in part, by Company without the prior written consent of Lender.

      11. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile phone number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

   If to Lender:     At the address set forth in the Schedule of Purchasers to
                     the Purchase Agreement.

   If to Company:    FAFCO, Inc.
                     435 Otterson Drive
                     Chico, CA 95928
                     Attention:  Alex N. Watt, Executive Vice President

   With a copy to:   Ann Yvonne Walker, Esq.
                     Wilson, Sonsini, Goodrich & Rosati, P.C.
                     650 Page Mill Road
                     Palo Alto, CA 94304

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

      12.   PAYMENT. Payment shall be made in lawful tender of the United
States.

      13. DEFAULT RATE; USURY. In the event that any payment of principal or interest provided for herein is not paid by Company when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then

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Company shall pay interest on the such amounts not paid when due at a rate per annum two percent (2%) higher than the rate otherwise applicable hereunder. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

      14. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right.

      15. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

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      IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.
                                        FAFCO, Inc.
                                        a California corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



      ACKNOWLEDGED AND AGREED TO:

      "LENDER"

      ------------------------------------

      By:
         ---------------------------------

      Title:
            ------------------------------


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